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                                                                 Exhibit 21.1

                           Province Healthcare Company
                                  Subsidiaries



Brim Healthcare, Inc.
Brim Hospitals, Inc.
Care Health Company, Inc.
Mexia Principal Healthcare Limited Partnership
Mexia-Principal, Inc.
Outpatient Services, Inc.
Palestine-Principal G.P., Inc.
Palestine Principal Healthcare Limited Partnership
PHC-Ashland, L.P.
PHC-Aviation, Inc.
PHC-Belle Glade, Inc.
PHC-Charlestown, L.P.
PHC-Cleveland, Inc.
PHC-Doctors' Hospital, Inc.
PHC-Elko, Inc.
PHC-Eunice, Inc.
PHC-Fort Mohave, Inc.
PHC Hospitals, LLC
PHC-Indiana, Inc.
PHC-Jasper, Inc.
PHC-Knox, Inc.
PHC-Lake Havasu, Inc.
PHC-Lakewood, Inc.
PHC-Los Alamos, Inc.
PHC-Louisiana, Inc.
PHC-Martinsville, Inc.
PHC-Minden G.P., Inc.
PHC-Minden, L.P.
PHC-Morgan City, L.P.
PHC-Morgan Lake, Inc.
PHC-Nevada, Inc.
PHC-Opelousas, L.P.
PHC-Tennessee, Inc.
PRHC-Alabama, LLC
PRHC-Ennis G.P., Inc.
PRHC-Ennis, L.P.
Principal Hospital Company of Nevada, Inc.
Principal Knox, L.L.C.
Principal Knox, L.P.
Principal-Needles, Inc.
Vaughan Regional Medical Center, LLC